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                               Exhibit 5 and 23.2


                                                          1800 FIRST UNION TOWER
                                                                     DRAWER 1200
                                                         ROANOKE, VIRGINIA 24006
                                                             PHONE: 540-510-3000
                                                               FAX: 540-510-3050
                                                         WWW.FLIPPINDENSMORE.COM


                                November 19, 2001

Board of Directors
Virginia Financial Corporation
24 South Augusta Street
Staunton, Virginia 24402

     Re: Registration Statement on Form S-4 with respect to a maximum of 3,324,076 shares of common stock of Virginia Financial Corporation (the "Company")

Gentlemen:

     We have acted as counsel for you in connection with preparation of the registration statement on Form S-4 and any amendments thereto (the "Registration Statement"), pursuant to the provisions of the Securities Act of 1933, as amended, being filed with the Securities and Exchange Commission on October 29, 2001, in respect of a maximum of 3,324,076 shares of common stock of the Company and, as such, have examined the same and the exhibits being filed therewith.

     We are generally familiar with your corporate affairs, including your organization and the conduct of the corporate proceedings relating thereto. We also have examined such of your corporate records as we have deemed necessary as the basis for this opinion. Based upon the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power and authority to carry on the business in which it is now and will be engaged.

     2. The 3,324,076 shares of common stock of the Company, which are the subject of the Registration Statement have been duly and validly authorized, and when issued upon the terms as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

     The foregoing opinion is contingent upon the Registration Statement becoming effective. We hereby consent to its use as an exhibit to the Registration Statement and to reference to this firm in the Prospectus, the Registration Statement and any amendments thereto.


                                        Sincerely,



                                        FLIPPIN, DENSMORE, MORSE & JESSEE, P.C.